Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Energy Fuels Inc.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/29/2025
Reporting Entity ESTMA Identification Number	E541761		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Nathan Bennett				Date	5/29/2024
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Energy Fuels Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E541761
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	National Government of the United States	Bureau of Land Management			630,000					630,000
United States of America	Johnson County Wyoming	Johnson County Clerk	150,000							150,000
United States of America	County of San Juan, Utah	San Juan County Treasurer	630,000							630,000
United States of America	State of Utah	Utah Dept of Environmental Quality			100,000					100,000
United States of America	State of Utah				150,000					150,000
United States of America	State of Wyoming	WY Department of Environmental Quality			210,000					210,000
Australia	Government of Western Australia	Department of Finance	260,000							260,000
Kenya	Government of Kenya	Ministry of Mining, Blue Economy and Maritime Affairs		910,000						910,000
Kenya	Government of Kenya	Kenya Revenue Authority	3,030,000							3,030,000
Kenya	Government of Kenya	Ministry of Transport,Infrastructure, Housing and Urban Development			90,000					90,000
Additional Notes:	The payments to Australia were converted using the AUD:USD exchange rate of .6205 which is the rate used in the EFR Australia consolidated financial statements as of December 31, 2024.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Energy Fuels Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E541761
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Nichols Ranch	151,000		839,000					990,000
United States of America	White Mesa Asset Group	630,000							630,000
United States of America	Colorado Plateau			250,000					250,000
Australia	Backoffice Support	260,000							260,000
Kenya	Kwale Project	3,030,000	910,000	90,000					4,030,000
Additional Notes[3]:	The payments to Australia were converted using the AUD:USD exchange rate of .6205 which is the rate used in the EFR Australia consolidated financial statements as of December 31, 2024.